                                                                    Exhibit 99.2

--------------------------------------------------------------------------------
                 TUTOGEN MEDICAL AND MENTOR ENTER INTO EXCLUSIVE
            DISTRIBUTION AGREEMENT FOR BREAST RECONSTRUCTION MARKET
--------------------------------------------------------------------------------

    MENTOR WILL HAVE THE EXCLUSIVE NORTH AMERICAN RIGHTS FOR TUTOPLAST DERMIS

                              FOR IMMEDIATE RELEASE

Contacts:
L. Robert Johnston, CFO                           Lytham Partners, LLC
Tutogen Medical, Inc.                             Institutional: Joe Diaz
386-462-0402                                      Retail: Joe Dorame
bjohnston@tutogen.com                             602-889-9700


ALACHUA, FLORIDA - JUNE 29, 2006 - Tutogen Medical, Inc., (AMEX: TTG), a leading manufacturer of sterile biological implant products made from human (allograft) and animal (xenograft) tissue, today announced that it has entered into a distribution agreement with Mentor Corporation, a leader in the breast implant and aesthetic product markets. Mentor will have the exclusive North American rights for the use of Tutoplast Dermis in the dermatology and plastic surgery markets for breast reconstruction. Tutogen will be receiving an upfront payment in consideration for these distribution rights.

Guy Mayer, Chief Executive Officer of Tutogen, commented, "We are excited to be partnering with Mentor in this important market. The Tutoplast processed grafts complement Mentor's implant products for breast reconstruction following mastectomy or injury. We are pleased to be helping women regain their natural profile and confidence following these difficult events."

ABOUT TUTOGEN MEDICAL, INC. Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its Tutoplast Process(R) of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. The Company's Tutoplast(R) products are sold and distributed worldwide by Zimmer Spine and Zimmer Dental, subsidiaries of Zimmer Holdings, Inc. the Mentor Corporation, IOP, Inc. and through independent distributors and subsidiaries in the U.S. and Germany. For more information, visit the Company's Web site at HTTP://WWW.TUTOGEN.COM.

FORWARD-LOOKING STATEMENT DISCLAIMER: CERTAIN STATEMENTS IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS, INCLUDING THE STATUS OF THE COMPANY'S LISTING ON THE AMERICAN STOCK EXCHANGE AND THE ANTICIPATED TIMING FOR RESTATEMENT OF THE COMPANY'S FINANCIAL STATEMENTS. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE AND OTHER RISKS ARE IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005. ALL INFORMATION IN THIS PRESS RELEASE IS AS OF THE DATE HEREOF, AND THE COMPANY UNDERTAKES NO DUTY TO UPDATE THIS INFORMATION UNLESS REQUIRED BY LAW.